EXHIBIT 4                 Form of Variable Annuity Contract


                  ANNUITANT          FIELD(1)

                  POLICY NUMBER      FIELD(3)

                  POLICY TYPE        VARIABLE ANNUITY



          FLEXIBLE PREMIUM DEFERRED FIXED AND VARIABLE ANNUITY POLICY.
            ANNUITY PAYMENTS ARE FIXED AND BEGIN ON THE ANNUITY DATE.
              DEATH BENEFIT PAYABLE ON THE ANNUITANT'S DEATH PRIOR
                     TO THE ANNUITY DATE. NON-PARTICIPATING.


    THIS POLICY'S ACCUMULATION VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT.


    First Ameritas Life Insurance Corp. of New York agrees to pay the income, as described in this policy, to the Annuitant if the Annuitant is living on the Annuity Date and if this policy is then in force. A death benefit is payable upon death of the Annuitant prior to the Annuity Date.

/s/  Mitchell F. Politzer                      /s/ Donald R. Stading
 ----------------------                         ---------------------------
       President                                      Secretary



                   "NOTICE OF TEN-DAY RIGHT TO EXAMINE POLICY"

      You are urged to read this policy carefully. If, after examination, you are dissatisfied with it for any reason, you may return it to the selling agent or to First Ameritas Life Insurance Corp. of New York at 400 Rella Boulevard, Suite 304, Suffern, NY 10901-4253 within ten days from the date of delivery of the policy to you. If you do so return the policy, any premium paid will be refunded and it shall be considered void from its effective date and will be as if it were never in force.

      Please read and carefully check the copy of the application attached to this policy. This application is a part of your policy and this policy was issued on the basis that the answers to all questions and the information shown on this application are true and complete. If any information shown on it is not true and complete, to the best of your knowledge, please notify First Ameritas Life Insurance Corp. of New York within ten days from the date of delivery of the policy to you.

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO

Form 5180                                            A STOCK COMPANY

                                 POLICY SCHEDULE



Annuitant:  John D Specimen          Policy Number:  2300005186

Issue Age - Sex:  35 Male            Policy Date:  January 1, 2000

Initial Premium:  $25,000.00         Annuity Date:  January 1, 2050

Owner:  John D Specimen              Day of Allocation:  13th calendar day
                                                          after issue date




Guaranteed Interest on Fixed Account
        The minimum guaranteed interest rate credited on that part of the accumulation value in the Fixed Account is an annual rate of 3.0%.


5186                                 1-PS-5180

                       LIST OF SUBACCOUNTS AND PORTFOLIOS

Each subaccount of the First Ameritas Life Insurance Corp. of New York (First Ameritas) Separate Account VA-2 invests in a specific portfolio of the following:


                                                                                          INITIAL
ADVISOR/                                                                                ALLOCATION OF
SUBADVISOR                 FUND                         PORTFOLIO                       NET PREMIUMS
----------------------------------------------------------------------------------------------

Fidelity Management   Fidelity Funds                Equity-Income: Service Class 2             0%
and Research Company                                Growth: Service Class 2                    0%
                                                    High Income: Service Class 2               0%
                                                    Overseas: Service Class 2                  0%
                                                    Asset Manager: Service Class 2             0%
                                                    Investment Grade Bond                      0%
                                                    Asset Manager: Growth: Service Class 2     0%
                                                    Contrafund: Service Class 2                0%
----------------------------------------------------------------------------------------------

Calvert Asset         CVS Social                    Balanced                                   0%
Management                                          Small Cap Growth                           0%
Company, Inc.                                       Mid Cap Growth                             0%
                                                    International Equity                       0%
                      Ameritas Portfolios           Ameritas Money Market                      0%
----------------------------------------------------------------------------------------------

Alger Management      Alger American Fund           Balanced                                   0%
                                                    Leveraged AllCap                           0%
                      Ameritas Portfolios           Ameritas Growth                            0%
                                                    Ameritas Income & Growth                   50%
                                                    Ameritas Small Capitalization              0%
                                                    Ameritas MidCap Growth                     0%
----------------------------------------------------------------------------------------------

MSDW Investment       Universal Institutional Funds Emerging Markets Equity                    0%
Management                                          Global Equity                              0%
                                                    International Magnum                       0%
                                                    Asian Equity                               0%
                                                    U.S. Real Estate                           0%
----------------------------------------------------------------------------------------------

MFS Co.               MFS Trust                     Utilities                                  0%
                                                    Global Governments                         0%
                                                    New Discovery                              50%
                      Ameritas Portfolios           Ameritas Emerging Growth                   0%
                                                    Ameritas Research                          0%
                                                    Ameritas Growth With Income                0%
----------------------------------------------------------------------------------------------

State Street          Ameritas Portfolios           Ameritas Index 500                         0%
Global Advisors

Net premiums may also be allocated to the First Ameritas Fixed Account.

                                                                                          INITIAL
                                                                                        ALLOCATION OF
                                                                                        NET PREMIUMS
First Ameritas Fixed Account                                                                   0%



5186                                  1-LSP-5180

                         SCHEDULE OF CREDITS AND CHARGES

Effective Annual Interest Rate:     The guaranteed effective annual interest
                                    rate credited on the accumulation value in the Fixed Account is 3%.

Annual Policy Fee:                  The maximum guaranteed Annual Policy Fee is
                                    $40.  In the first policy year, the current
                                    Annual Policy Fee is $36.

                                    Any prorata share of this fee deducted from the Fixed Account will not exceed $30.

                                    The Annual Policy Fee is deducted on the last valuation date of the policy year or at the time of a full withdrawal.

                                    We may waive the Annual Policy Fee if your accumulation value on the last valuation date of the policy year exceeds an amount which we declare annually.

Percent of Premium Charge:          None

Daily Administrative Fee:           .0004098%* of accumulation value

Daily Mortality and
Expense Risk Charge:                .0034153%** of accumulation value

Withdrawal Charge:                  Total  withdrawals in a policy year
                                    which exceed the greater of 10% of the accumulation value or accumulated earnings will be subject to a withdrawal charge. The charge is based on the premiums paid prior to the time of the withdrawal in accordance with the table below.

                      YEARS                              CHARGE AS
               SINCE RECEIPT OF EACH                    A % OF EACH
                PREMIUM PAYMENT                      PREMIUM PAYMENT
               ------------------                    ---------------
                       1                                    6%
                       2                                    6%
                       3                                    6%
                       4                                    5%
                       5                                    4%
                       6                                    3%
                       7                                    2%
                       8                                    0%

If a withdrawal charge is assessed at the time of a withdrawal, it will be an amount based on a percentage of each premium payment. After any accumulated earnings are withdrawn, premiums will be withdrawn in the order in which they are paid. The withdrawal charge for each premium is based on the table shown above.

A withdrawal charge will not apply if the accumulation value is applied to annuity income option c or d (see Section 11.2) at least two years after the last premium payment. If premiums have been paid within two years of annuitization based on those options, the withdrawal charge will be based only on those premiums.

    * Equivalent to an annual rate of .15% of the average daily net assets of the account.

    ** Equivalent to an annual rate of 1.25% of the average daily net assets of the account.

5186                                  1-SCC-5180

       TABLE OF CONTENTS



       POLICY SCHEDULE PAGES

       INTRODUCTION..........................................................4

       SECTION 1.        DEFINITIONS.........................................4

       SECTION 2.        GENERAL PROVISIONS..................................6

                    2.1  The Policy and Its Parts............................6
                    2.2  Non-Participating...................................6
                    2.3  Contestability......................................6
                    2.4  Misstatement of Age or Sex..........................6
                    2.5  When This Policy Terminates.........................6
                    2.6  Annual Report.......................................6
                    2.7  Postponement of Payments............................7

       SECTION 3.        PREMIUM PAYMENTS....................................7

                    3.1  Initial Premium.....................................7
                    3.2  Subsequent Unscheduled Premiums.....................7
                    3.3  Where to Pay Premiums...............................7
                    3.4  Allocation of Premiums..............................7

       SECTION 4.        THE OWNER
                         AND THE BENEFICIARY.................................8

                    4.1  The Owner...........................................8
                    4.2  The Annuitant's Beneficiary.........................8
                    4.3  Assigning the Policy................................8

       SECTION 5.        SEPARATE ACCOUNT....................................8

                    5.1  The Separate Account................................8
                    5.2  The Subaccounts.....................................9
                    5.3  Valuation of Assets.................................9
                    5.4  Transfers Among Subaccounts
                         and the Fixed Account...............................9
                    5.5  The Funds..........................................10
                    5.6  Portfolio Changes..................................10


5180
                                      2

       SECTION 6.        THE FIXED ACCOUNT..................................10

                    6.1  The Fixed Account..................................10
                    6.2  Transfers Among the Fixed Account
                         and the Subaccounts................................10

       SECTION 7.        VALUES.............................................11

               7.1 How Accumulation Value
                         of the Policy is Determined........................11
                    7.2  Accumulation Value of the Subaccounts..............11
                    7.3  Net Asset Value....................................11
                    7.4  Subaccount Unit Value..............................11
                    7.5  Accumulation Value of the Fixed Account............12
                    7.6  Interest Credits...................................12
                    7.7  Charges Under the Policy...........................12

       SECTION 8.        WITHDRAWALS........................................13

                    8.1  Partial Withdrawals................................13
                    8.2  Full Withdrawal....................................14

       SECTION 9.        BENEFITS OF THIS
                         ANNUITY POLICY.....................................14

                    9.1  Annuity Benefits...................................14
                    9.2  Death Benefits.....................................15

       SECTION 10. DEATH OF THE OWNER.......................................15

                   10.1  If You Die Prior to the Annuity Date...............15
                   10.2  Special Spouse Rules...............................16
                   10.3  If You Die On or After the Annuity Date............16

       SECTION 11. ANNUITY INCOME OPTIONS...................................16

                   11.1  Payment Option Rules...............................16
                   11.2  Description of Options.............................17
                   11.3  Basis of Payment...................................17
                   11.4  Supplemental Annuity Option........................17

       SECTION 12. NOTES ON OUR
                          COMPUTATIONS......................................17


5180
                                        3

                                  INTRODUCTION

This is a flexible premium variable annuity policy. The accumulation value varies according to the value of the Subaccounts plus the amounts held in the Fixed Account. It will pay a monthly annuity payment for the life of the Annuitant or for the period selected. Annuity payments do not vary according to the value of the Subaccounts. Annuity payments start on the annuity date.

If the Annuitant dies before the annuity date, a death benefit will be paid to the Annuitant's Beneficiary. If the Annuitant dies after the annuity date, any unpaid payments certain will be paid to the Annuitant's Beneficiary. If the Owner and Annuitant are different and the Owner should die prior to the annuity date, certain provisions are required. See Section 10. The Owner and Annuitant are named in the policy schedule pages.


                             SECTION 1. DEFINITIONS

Whenever used in this policy:

"Accumulation value" means the value of all amounts accumulated under the policy prior to the annuity date.

"Annuitant" means the person upon whose life expectancy this policy is written. The Annuitant may also be the Owner of this policy.

"Annuitant's Beneficiary" means the person to whom any benefits are due upon the Annuitant's death.

"Annuity date" means the date on which annuity payments begin. It is shown in the policy schedule pages.

"Annuity income option" means one of several ways in which annuity payments may be made. The dollar amount of each annuity payment will not change over time, unless the interest payment option is selected.

"Annuity payment" means one of a series of payments made under an annuity income option.

"Cash surrender value" means the accumulation value minus the annual policy fee and any withdrawal charge.

"Death Benefit" is the amount payable to the Annuitant's Beneficiary should the Annuitant die prior to the annuity date. It will be equal to the accumulation value as of the date satisfactory proof of death is received, or the total premiums paid less any previous partial withdrawals, whichever is greater. However, this amount may be limited in accordance with the "Misstatement of Age or Sex" provision. See Section 2.4.

5180
                                       4

"Fixed Account" is the account which consists of general account assets of First Ameritas Life Insurance Corp. of New York which support annuity and insurance obligations.

"Funds" means the fund or funds available as funding vehicles on the policy date, or as later changed by us and disclosed by the Prospectus. The Funds and their respective portfolios which are available on the policy date are shown in the policy schedule pages. The Funds have several portfolios. There is a portfolio that corresponds to each of the Subaccounts of the Separate Account.

"Home Office" means our administrative office at 400 Rella Boulevard, Suite 304, Suffern, NY 10901-4253.

"Issue Date" means the date that all financial, contractual, and administrative requirements have been completed and processed. The issue date will be shown on the confirmation notice sent to you.

"Owner's Designated Beneficiary": If you (the Owner) and the Annuitant are not the same individual, this is the person you may designate to take policy ownership upon your death.

"Net Premium" means the premium payment less the premium tax, if imposed by the state in which this policy is delivered and less the percent of premium charge.

"NYSE" means the New York Stock Exchange.

"Policy date" means the date set forth in the policy that is used to determine policy anniversary dates and policy years. The policy date is also used to figure the start of the contestability period.

"Satisfactory due proof of death" means all of the following submitted to the Home Office: (1) a certified copy of the death certificate; (2) a Claimant Statement; (3) the policy; and (4) any other information that we may require to establish the validity of the policy.

"SEC" means the Securities and Exchange Commission.

"Separate Account" means the Separate Account identified in the policy schedule pages. The Separate Account consists of assets set aside by us, the investment performance of which is kept separate from that of our general assets.

"Subaccount" means that portion of the Separate Account which invests in shares of mutual funds or any other investment portfolios which we determine to be suitable for this policy's purposes.

"Valuation date" means each day on which the NYSE is open for trading.

"Valuation period" means the period between two successive valuation dates, commencing at the close of trading on the NYSE on one valuation date and ending at the close of trading on the NYSE on the next succeeding valuation date.

"We", "us", and "our" means First Ameritas Life Insurance Corp. of New York.

"You" and "your" means the Owner of this policy.

5180
                                       5

                         SECTION 2. GENERAL PROVISIONS

2.1   THE POLICY AND ITS PARTS

This policy is a legal contract between you and us. It is issued in return for the application and payment in advance of the premiums shown in the policy schedule pages. The policy, application, any supplemental applications, endorsements, riders and amendments are the entire contract. No change in this policy will be valid unless it is in writing, attached to this policy, and approved by one of our officers. We reserve the right to make any modification to conform the policy to, or to give the Owner the benefit of, any federal or state statute or any rule or regulation thereunder. No agent may change this policy or waive any of its provisions.

2.2   NON-PARTICIPATING

This policy is non-participating. In other words, no dividends will be paid under this policy.

2.3   CONTESTABILITY

We cannot contest the validity of this policy after the policy date.

2.4   MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant has been misstated, we will adjust the benefits and amounts payable under this policy.

(1) If we made any overpayments, we will add interest at the rate of 6% per year compounded yearly and charge them against payments to be made in the future.

(2) If we made any underpayments, the balance plus interest at the rate of 6% per year compounded yearly will be paid in a lump sum.

2.5   WHEN THIS POLICY TERMINATES

This policy will terminate on the earliest of these conditions: (a) you withdraw the full cash surrender value; (b) you die and any cash surrender value due has been paid; (c) the Annuitant dies and any death benefit due has been paid; or
(d) annuity income option payments being made cease.

2.6   ANNUAL REPORT

Within 30 days after each policy anniversary, we will mail you an annual report that shows the progress of the policy. It will show the accumulation value, cash surrender value, and death benefits as of the policy anniversary. The report will also show any premiums paid and charges made during the policy year. You may ask for a report like this at any time. We have a right to charge a fee for each report other than the report we send out once a year.

5180
                                       6

2.7   POSTPONEMENT OF PAYMENTS

We will usually pay any amounts payable from the Separate Account as a result of a full or a partial withdrawal within seven (7) days after we receive your written request in our Home Office in a form satisfactory to us. We can postpone such payments or any transfers of amounts between Subaccounts or into the Fixed Account if:

(1) NYSE is closed other than customary weekend and holiday closings or trading on the NYSE is restricted as determined by the SEC; or

(2)   the SEC by order permits the postponement for the protection of owners; or

(3) an emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable, or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

We may defer the payment of a full or a partial withdrawal from the Fixed Account for up to six months from the date we receive your written request.


                          SECTION 3. PREMIUM PAYMENTS

3.1   INITIAL PREMIUM

The initial premium for the policy is shown in the policy schedule pages.

3.2   SUBSEQUENT UNSCHEDULED PREMIUMS

All premiums after the initial premium may be paid at any time. Except for the initial premium payments, no premiums must be paid to keep this policy in force. However, we reserve the right to accept no more than 52 premium payments in any calendar year. You can decide the amount of each premium, however we reserve the right not to accept any payment of less than $1,000. We will also not accept total premiums of more than $1 million under all annuity contracts issued by us having the same Annuitant, without our prior approval.

3.3   WHERE TO PAY PREMIUMS

Each premium after the initial premium is payable at our Home Office. Upon request, a receipt signed by our Secretary or an Assistant Secretary will be given for any premium payment.

3.4   ALLOCATION OF PREMIUMS

On the issue date, we will allocate premiums to the Money Market Subaccount. The accumulation value is allocated to the Subaccounts or to the Fixed Account in accordance with the allocations you have selected as of the Day of Allocation shown in the policy schedule pages.

5180
                                       7

Any subsequent premiums will be allocated in accordance with your instructions. You may change the allocation of later premiums without charge. The allocation will apply to future premiums after we receive the change. The Separate Account, Subaccounts and Fixed Account are described in Sections 5 and 6.


                            SECTION 4. THE OWNER AND
                                THE BENEFICIARY

4.1   THE OWNER

While the Annuitant is living, you have all the benefits, rights and privileges under this policy. These include naming the Owner's Designated Beneficiary, changing the Annuitant's Beneficiary, assigning this policy, enjoying all the policy benefits, and exercising all policy options.

If you are not the Annuitant, you should name your designated beneficiary who will become the Owner if you die before the Annuitant. If you die before the Annuitant and there is no Owner's Designated Beneficiary, ownership will pass to your estate.

4.2   THE ANNUITANT'S BENEFICIARY

The Annuitant's Beneficiaries will receive the death benefit, if any, upon the Annuitant's death. You can name primary and contingent beneficiaries. Your original beneficiary choice is shown in the attached application. You may change the beneficiary during the Annuitant's lifetime. We do not limit the number of changes that may be made. To make the change, we must receive a completed Change of Beneficiary form and any other forms required by the Home Office. The change will take effect as of the date we receive it at the Home Office, even if the Annuitant dies before we do so. We will not be liable for any payment made or action taken before the change is received in our Home Office.

4.3   ASSIGNING THE POLICY

You may assign this policy. For an assignment to bind us, we must receive a signed copy in the Home Office. We are not responsible for the validity of any assignment.


                          SECTION 5. SEPARATE ACCOUNT

5.1   THE SEPARATE ACCOUNT

The First Ameritas Life Insurance Corp. of New York Separate Account VA-2 ("Separate Account") is a unit investment trust registered with the SEC under the Investment Company Act of 1940. It is also subject to the laws of New York. We own the assets of the Separate Account and keep them separate from the assets of our general account.

5180
                                       8

The assets of the Separate Account will be available to cover the liabilities of our general account only to the extent that the assets of the Separate Account exceed the liabilities of the Separate Account arising under the variable annuity policies supported by the Separate Account.

If we deem it to be in the best interests of owners, and subject to any approvals that may be required under applicable law: (1) The Separate Account may be operated as a management company under the Investment Company Act of 1940, or (2) it may be deregistered under that Act if registration is no longer required, or (3) it may be combined with other separate accounts. To the extent permitted by law, we may also transfer the assets of the Separate Account associated with the policies to another Separate Account.

5.2   THE SUBACCOUNTS

The Separate Account has several Subaccounts. We list them in the policy schedule pages. You determine, using percentages, how the premium will be allocated among the Subaccounts. You may choose to allocate nothing to a particular Subaccount. You may not choose a fractional percent. The allocations to the Subaccounts along with allocations to the Fixed Account must total 100%. The assets of each Subaccount will be used to buy shares in a corresponding portfolio of the funding vehicles designated in the policy schedule pages. (See
Section 5.5, "The Funds"). Income and realized and unrealized gains or losses from the assets of each Subaccount of the Separate Account are credited to or charged against that Subaccount without regard to income, gains or losses in the other Subaccounts of the Separate Account, in our general account or in any other separate accounts. We reserve the right to establish additional Subaccounts, each of which would invest in shares of the Funds or in shares of another funding vehicle. We may establish new Subaccounts or eliminate one or more Subaccounts if marketing needs, tax considerations or investment conditions warrant. Any new Subaccounts may be made available to existing owners on a basis to be determined by us.

5.3   VALUATION OF ASSETS

We will determine the value of the assets of each Subaccount at the close of trading on the NYSE on each valuation date.

5.4   TRANSFERS AMONG SUBACCOUNTS AND THE FIXED ACCOUNT

You may transfer amounts among Subaccounts and into the Fixed Account as often as you wish in a policy year. The transfer will take effect at the end of the valuation period during which the transfer request is received at our Home Office.

The first 15 transfers per policy year between the Subaccounts and/or the Fixed Account will be allowed free of charge. Thereafter, a $10 charge may be deducted from the amount transferred.

Each transfer must be for a minimum of $250 or the balance in the Subaccount, if less. The minimum amount which can remain in a Subaccount as a result of a transfer is $100. Any amount below this minimum will be included in the amount transferred.

Transfers may be subject to additional restrictions by the Funds in order to limit large fund transfers associated with market timing.

5180
                                       9

5.5   THE FUNDS

The word Fund or Funds, where we use it in this policy without qualification, means the funding vehicles designated in the policy schedule pages. The Funds bear their own expenses. The Funds may have several portfolios; there is a portfolio that corresponds to each of the Subaccounts of the Separate Account. We list these portfolios in the policy schedule pages.

5.6   PORTFOLIO CHANGES

A portfolio of a Fund might, in our judgment, become unsuitable for investment by a Subaccount. This might happen because of a change in investment policy, because of a change in laws or regulations, because the shares are no longer available for investment, or for some other reason. If that occurs, we have the right to substitute another portfolio of the Fund, or to invest in another fund. We would first notify the SEC and, where required, seek approval from the insurance department of the state where this policy is delivered. You will be notified of any material change in the investment policy of any portfolio in which you have an interest.

                          SECTION 6. THE FIXED ACCOUNT

6.1   THE FIXED ACCOUNT

Net premiums allocated to and transfers to the Fixed Account under the policy become part of the general account assets of First Ameritas Life Insurance Corp. of New York which support annuity and insurance obligations. The Fixed Account includes all of First Ameritas Life Insurance Corp. of New York's assets, except those assets segregated in separate accounts. First Ameritas Life Insurance Corp. of New York maintains the sole discretion to invest the assets of the Fixed Account, subject to applicable law.

You determine, using percentages, how the net premium will be allocated to the Fixed Account. You may choose to allocate nothing to the Fixed Account. You may not choose a fractional percent. The allocations to the Fixed Account along with allocations to the Subaccounts must total 100%.

6.2   TRANSFERS AMONG THE FIXED ACCOUNT AND THE SUBACCOUNTS

You may transfer into the Fixed Account from the Subaccounts at any time during the policy year.

You may make one transfer out of the Fixed Account to any of the other Subaccounts only during the 30 day period following EACH policy anniversary.

The allowable transfer amount out of the Fixed Account is limited to the greater of:

1.    25% of the Fixed Account balance; or

2. any transfer out of the Fixed Account which occurred during the prior 13 months; or

3.    $1,000.

Transfers into or from the Fixed Account will be subject to the same minimums and charges that are applied to transfers among the Subaccounts.

5180
                                       10

                               SECTION 7. VALUES

7.1   HOW ACCUMULATION VALUE OF THE POLICY IS DETERMINED

The accumulation value of the policy on the issue date is equal to the initial premium received, reduced by applicable premium taxes.

The accumulation value of this policy on a valuation date is equal to the total of the values in each Subaccount and the Fixed Account, plus any net premium received on that valuation date but not yet allocated.

7.2   ACCUMULATION VALUE OF THE SUBACCOUNTS

To compute the accumulation value held in the Subaccounts on any valuation date, we multiply each Subaccount's unit value (defined in Section 7.4 below) by the number of Subaccount units allocated to the policy.

The number of Subaccount units will increase when:

      a.   Net premiums are credited to that Subaccount; or

      b. Transfers from other Subaccounts or the Fixed Account are credited to that Subaccount.

The number of Subaccount units will decrease when:

      a. A partial withdrawal, including any withdrawal charge, is taken from that Subaccount; or

      b. A transfer, and its charge, is made from that Subaccount to other Subaccounts or the Fixed Account; or

      c.   We deduct the annual policy fee.

Each transaction above will increase or decrease the number of Subaccount units allocated to the policy by an amount equal to the dollar value of the transaction divided by the unit value as of the valuation date of the change.

7.3   NET ASSET VALUE

The net asset value of the shares of each portfolio of the Fund is determined once daily as of the close of business of the New York Stock Exchange on days when the Exchange is open for business. The net asset value is determined by adding the values of all securities and other assets of the portfolio, subtracting liabilities and expenses and dividing by the number of outstanding shares of the portfolio. Expenses, including the investment advisory fee payable to the Investment Advisor, are accrued daily.

7.4   SUBACCOUNT UNIT VALUE

For each Subaccount, the value of an accumulation unit (unit value) was set when the Subaccount was established. The unit value of each Subaccount reflects the investment performance of that Subaccount. The unit value may increase or decrease from one valuation date to the next.

5180
                                       11

The unit value of each Subaccount on any valuation date shall be calculated as follows:

      a. The per share net asset value of the corresponding Fund portfolio on the valuation date times the number of shares held by the Subaccount, before the purchase or redemption of any shares on that date; minus

      b.   The daily administrative fee; minus

      c.   The daily mortality and expense risk charge; divided by

      d. The total number of units held in the Subaccount on the valuation date before the purchase or redemption of any units on that date.

When transactions are made, the actual dollar amounts are converted to accumulation units. The number of accumulation units for a transaction is found by dividing the dollar amount of the transaction by the unit value as of the valuation date.

7.5   ACCUMULATION VALUE OF THE FIXED ACCOUNT

The accumulation value of the Fixed Account on a valuation date is equal to:

      a.   The preceding month's ending value; plus

      b.   The net premiums credited to the Fixed Account; plus

      c.   Any transfers from the Subaccounts credited to the Fixed Account;
           minus

      d. Any partial withdrawals, including any withdrawal charge, taken from the Fixed Account; minus

      e.   Any transfers and their charges made from the Fixed Account; plus

      f.   Interest credits; minus

      g.   Any annual policy fee due.

7.6   INTEREST CREDITS

We guarantee that the accumulation value in the Fixed Account will be credited with the effective annual interest rate shown in the policy schedule pages. We may, at our discretion, credit a higher current rate of interest.

7.7   CHARGES UNDER THE POLICY

The following charges are deducted under the policy:

(1) Annual Policy Fee - an annual charge, equal to the amount listed in the policy schedule pages. The charge will be deducted from the Subaccounts and the Fixed Accounts in the same proportion as the balances held in the Subaccounts and the Fixed Accounts. Any prorata share of this fee deducted from the Fixed Account will not exceed $30. We may waive the Annual Policy Fee if your accumulation value on the last valuation date of the policy year exceeds an amount which we declare annually.

5180
                                       12

(2) Daily Administrative Fee - a charge equal to the percentage listed in the policy schedule pages. This charge is deducted from the Subaccounts only and not from the Fixed Account.

(3) Taxes - where imposed by state law upon the receipt of a premium payment, a charge will be made on the date of the payment. If imposed upon withdrawal or annuitization, a charge equal to the amount due will be deducted prior to withdrawal or annuitization. We reserve the right to charge for state or local taxes or for federal income tax, if any taxes become attributable to the Separate Account. If any tax should become applicable to this policy, you will be advised of the amount of such tax and its effect upon any payments made.

(4) Daily Mortality and Expense Risk Charge - a charge listed in the policy schedule pages. This charge is deducted from the Subaccounts only and not from the Fixed Account.

(5) Withdrawal Charge - This policy may or may not assess withdrawal charges. See the policy schedule pages.

(6) Percent of Premium Charge - a charge equal to the percentage listed in the policy schedule pages. Any charge is deducted upon the receipt of a premium payment on the date of the payment.


                             SECTION 8. WITHDRAWALS

You may request partial withdrawals or a full withdrawal at any time before the annuity date. Any amount withdrawn will be paid to you in a lump sum unless you elect to be paid under an annuity income option.

8.1   PARTIAL WITHDRAWALS

Partial withdrawals can be categorized as either "elective" or "systematic". Elective partial withdrawals must be elected by you. Systematic partial withdrawals can be made automatically after the initial allocation date. You may elect systematic withdrawals in accordance with our rules. Payouts under a systematic withdrawal may be on monthly, quarterly, semi-annual or annual mode.

All partial withdrawals, elective and systematic, are subject to the following rules:

      a.   The minimum partial withdrawal amount is $250.

      b. The cash surrender value remaining after a partial withdrawal must be at least $1,000.

      c. Request for withdrawal must be made in writing, on a form approved by us.

      d.   A partial withdrawal is considered irrevocable.

      e. Partial withdrawals, either elective or systematic, may be subject to a withdrawal charge. See the policy schedule pages.

5180
                                       13

8.2   FULL WITHDRAWAL

If you elect a full withdrawal, the amount payable is the accumulation value reduced by the annual policy fee and any withdrawal charge. The accumulation value is determined as of the date we receive your written request for full withdrawal.

Prior to the anuity date, you may elect to apply the full withdrawal amount to an annuity income option (See Section 11).


                          SECTION 9. BENEFITS OF THIS
                                 ANNUITY POLICY

This section describes the annuity benefits and how they work. It also describes what happens if the Annuitant dies.

9.1   ANNUITY BENEFITS

This policy will pay a monthly annuity payment to the Annuitant for the life of the Annuitant. The payments start on the annuity date. The amount of the monthly annuity payment is based on the accumulation value as of the annuity date and the annuity income option elected by you.

WHEN ANNUITY PAYMENTS START

1. Annuity payments start on the annuity date. The normal annuity date is the later of:

      a.   the policy anniversary nearest the Annuitant's 85th birthday; or

      b.   the fifth policy anniversary.

      but no later than age 90.

2. You may change the annuity date, either advance or defer it, subject to the following:

      a. Your request must be in writing and received by us at least 30 days in advance.

      b. The annuity date may only be changed during the lifetime of the Annuitant and prior to the annuity date.

      c. You may not defer the annuity date to a date beyond the policy anniversary nearest the Annuitant's 90th birthday.

      d. You may not advance the annuity date to within 1 year of the policy issue date.

HOW ANNUITY PAYMENTS ARE MADE

1. Frequency - Annuity payments are made monthly starting on the annuity date.

2. Minimum Amount - The minimum amount of annuity payment we will make is $20. If the annuity payment amount is less than $20, we have the right to pay the cash surrender value in a lump sum or to change the frequency.

3. Proof - We may require proof of the Annuitant's age before making the first annuity payment. From time to time, we may require proof that the Annuitant is living.

5180
                                       14

4. Options - Subject to the above, you decide how the annuity payments should be paid. You have a choice of certain payment options. These are called annuity income options and are described in Section 11. If you do not choose an option, we will make the annuity payments according to Annuity Income Option c, Life Annuity With 120 Months Certain.

9.2   DEATH BENEFITS

DEATH OF THE ANNUITANT PRIOR TO THE ANNUITY DATE

If the Annuitant dies prior to the annuity date, we will pay the death benefit to the Annuitant's Beneficiary.

1. Amount - The death benefit is calculated as of the date we receive at the Home Office satisfactory due proof of death. The amount of the death benefit will equal the greater of:

      a.   The accumulation value; or

      b. Total premiums paid less an amount equal to any previous partial withdrawals multiplied by the ratio of any previous partial withdrawals to the account value on the date of death. For example, if the premiums paid were $20,000, previous partial withdrawals were $10,000, and the account value on the date of death were $8,000, then the death benefit would be $7,500 (= $20,000 - $10,000 *$10,000 /
           $8,000).

2. Payment - The death benefit will be paid as a lump sum cash benefit unless you elect an annuity income option for the beneficiary. If you do not elect an annuity income option and a cash benefit has not already been made, the Annuitant's Beneficiary may make this election after the Annuitant's death.

DEATH OF THE ANNUITANT ON OR AFTER THE ANNUITY DATE

If the Annuitant dies on or after the annuity date, the remaining portion of any unpaid annuity benefits due will be paid to the Annuitant's Beneficiary based on the annuity income option in effect at the time of death.


                         SECTION 10. DEATH OF THE OWNER
                     REQUIRED DISTRIBUTIONS UNDER IRC 72(S)

Unless otherwise specified, this Section assumes that the Annuitant and Owner are not the same person.

10.1 IF YOU DIE PRIOR TO THE ANNUITY DATE

If you die prior to the annuity date, ownership of this policy will pass to the Owner's Designated Beneficiary. If you have not named an Owner's Designated Beneficiary, ownership will pass to your estate.

Section 72(s) of the Internal Revenue Code has special rules regarding the distribution of the cash surrender value of this policy if you, the Owner, die before the annuity date. We will calculate the cash surrender value as of the first date we receive at the Home Office a written request for distribution from any of the Owner's Designated Beneficiary. For purposes of this Section only, this amount will be called the distribution amount.

5180
                                       15

Under Section 72(s), the entire distribution amount must be distributed for tax purposes within five years of your death. However, Section 72(s) will allow distribution over a period longer than five years but only if all of the following conditions are met:

1.    You have named an Owner's Designated Beneficiary.

2.    The Owner's Designated Beneficiary is an individual person or persons.

3. The Owner's Designated Beneficiary takes the distribution amount as an annuity payable to himself or herself or for his or her benefit.

4. The first payment of the annuity is to be paid to the Owner's Designated Beneficiary within one year of your death or such later date as prescribed by federal regulations.

5. The entire distribution amount must be paid out over the lifetime of the Owner's Designated Beneficiary or over a period not extending beyond his or her life expectancy. Also for purposes of Section 72(s) of the Internal Revenue Code and this section, if the Owner of the policy is not an individual, death of the Annuitant shall be treated as death of the Owner, as will changing the Annuitant under this policy.

10.2 SPECIAL SPOUSE RULES

If your spouse is named as the Owner's Designated Beneficiary, or in those cases where you are both the Owner and the Annuitant and your spouse is named the Annuitant's Beneficiary, the special distribution rules of Section 72(s) described above will apply by treating your spouse as the original Owner of the policy. Your spouse may elect to continue the policy in force until the earlier of their death or the annuity date.

10.3 IF YOU DIE ON OR AFTER THE ANNUITY DATE

If you die on or after the annuity date, annuity benefits continue to be paid to the Annuitant under the annuity income option in effect on your date of death.


                       SECTION 11. ANNUITY INCOME OPTIONS

11.1 PAYMENT OPTION RULES

All or part of the accumulation value at the annuity date or at the time of full or partial withdrawal may be placed under one or more annuity income options. If annuity payments are to be paid under more than one option, we must be told what part of the value is to be paid under each option. The annuity income option must be made by written request and received by us at least 30 days in advance of the annuity date. If no election is made, payments will be made as an annuity under Option c, Life Annuity With 120 Months Certain (or a life annuity with any longer period certain that is available at the same cost as a life annuity with 120 months certain). Subject to our approval, you may select any other annuity income option we then offer.

Annuity income options are not available to: (1) an assignee; or (2) any other than a natural person except with our consent.

5180
                                       16

11.2 DESCRIPTION OF OPTIONS

Annuity income options AII., B., C. and D. are offered as fixed annuity options. This means that the amount of each annuity payment will be set on the annuity date and will not change.

ANNUITY INCOME OPTIONS:

AI. INTEREST PAYMENT - We will hold any amount applied under this option. Interest on the unpaid balance will be paid or credited each month at a rate determined by us to the Annuitant during the Annuitant's lifetime or until the unpaid balance is withdrawn. Any unpaid balance at th time of death of the Annuitant will be paid as a lump sum cash settlement to the Annuitant's Beneficiary.

AII. DESIGNATED AMOUNT ANNUITY - Monthly annuity payments will be for an agreed fixed amount. Payments continue until the amount we hold runs out.

B. DESIGNATED PERIOD ANNUITY - Monthly annuity payments are paid for a period certain as elected up to 20 years.

C. LIFE ANNUITY - Monthly annuity payments are paid for the life of an Annuitant, ceasing with the last annuity payment due prior to his or her death. Variations provide for payments to be guaranteed to continue beyond the lifetime of that person for a fixed period of time. One variation assures that at least the original amount is returned in benefits (cash refund). However, under all options, payments will continue as long as the named person is alive.

D. JOINT AND LAST SURVIVOR ANNUITY - Monthly annuity payments are paid based on the lives of two annuitants. Benefits cease with the last annuity payment due prior to the survivor's death.

11.3 BASIS OF PAYMENT

The rate of interest payable under option ai, aii, and b will be guaranteed at 3% compounded yearly. Payments under option c and d will be based on a 3% interest rate combined with the 1983 Table "a" Individual Annuity Table, projected 17 years.

We may, at the time of election of an annuity income option, offer more favorable rates in lieu of the guaranteed rates specified in the Annuity Tables.

11.4 SUPPLEMENTAL ANNUITY OPTION

You may choose to apply an amount equal to the greater of the cash surrender value or 95% of what the cash surrender value would be if there were no surrender charge to any single consideration annuity we offer to the same class of annuitants at the time you make the election. If we do not offer any single consideration annuity at the time you make the election, we will supply a reasonable current rate for the class of annuitants.


                       SECTION 12. NOTES ON OUR COMPUTATIONS


We have filed a detailed statement of method we use to compute policy values and benefits with the state where this policy was delivered. The accumulation values, cash surrender values and the death benefit of this policy are not less than those required by the laws of that state. Cash surrender values and reserves are calculated in accordance with the Standard Non-Forfeiture and Valuation Laws of the state in which this policy is delivered.

5180
                                       17


                          TABLES OF SETTLEMENT OPTIONS

TABLE B (OPTION B)           TABLE D (OPTION D)
MONTHLY INSTALLMENTS FOR     MONTHLY INSTALLMENTS FOR EACH $1,000 OF NET PROCEEDS
EACH $1,000 OF NET PROCEEDS
                                       MALE &      MALE &     MALE &      MALE &     MALE &
YEARS  MONTHLY  YEARS  MONTHLY     AGE FEMALE AGE  FEMALE AGE FEMALE  AGE FEMALE AGE FEMALE
------------------------------     --------------------------------------------------------
   1    84.47    11     5.86        40  3.16   50   3.50  60   4.05   70   5.07  80   7.08
   2    42.86    12     8.24        41  3.19   51   3.54  61   4.13   71   5.21  81   7.37
   3    28.99    13     7.71        42  3.22   52   3.59  62   4.21   72   5.36  82   7.69
   4    22.06    14     7.26        43  3.25   53   3.63  63   4.29   73   5.53  83   8.03
   5    17.91    15     6.87        44  3.28   54   3.68  64   4.38   74   5.70  84   8.40
 -----  -------  -----  -------    -------------------------------------------------------
   6    15.14    16     6.53        45  3.31   55   3.74  65   4.48   75   5.89  85   8.79
   7    13.16    17     6.23        46  3.34   56   3.79  66   4.58   76   6.10
   8    11.68    18     5.96        47  3.38   57   3.85  67   4.69   77   6.32
   9    10.53    19     5.73        48  3.42   58   3.92  68   4.81   78   6.55
  10     9.61    20     5.51        49  3.46   59   3.98  69   4.93   79   6.81
------  -------  -----  -------    --------------------------------------------

    INCOME FOR PAYMENTS OTHER THAN MONTHLY WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

    TABLE D VALUES FOR COMBINATIONS OF AGES NOT SHOWN AND VALUES FOR 2 MALES OR 2 FEMALES WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

TABLE C (OPTION C)  MONTHLY INSTALLMENTS FOR EACH $1,000 OF NET PROCEEDS

                    MALE                                       FEMALE
     LIFE  MONTHS CERTAIN       CASH              LIFE    MONTHS CERTAIN       CASH
 AGE ONLY   60   120  180   240 REF.         AGE  ONLY    60    120  180   240 REF.
-------------------------------------       ---------------------------------------
 40  3.54  3.54 3.53  3.52 3.50  3.46          40 3.33   3.33  3.33  3.32 3.31  3.29
 41  3.58  3.58 3.57  3.56 3.54  3.50          41 3.36   3.36  3.36  3.36 3.35  3.32
 42  3.63  3.63 3.62  3.60 3.57  3.54          42 3.40   3.40  3.40  3.39 3.38  3.36
 43  3.68  3.67 3.66  3.64 3.62  3.58          43 3.44   3.44  3.43  3.43 3.41  3.39
 44  3.73  3.72 3.71  3.69 3.66  3.62          44 3.48   3.48  3.47  3.46 3.45  3.42
---------------------------------------       --------------------------------------
 45  3.78  3.77 3.76  3.74 3.70  3.66          45 3.52   3.52  3.51  3.50 3.49  3.46
 46  3.83  3.83 3.81  3.79 3.75  3.70          46 3.56   3.56  3.55  3.54 3.53  3.50
  47 3.89  3.89 3.87  3.84 3.80  3.75          47 3.61   3.60  3.60  3.59 3.57  3.54
 48  3.95  3.94 3.93  3.89 3.85  3.80          48 3.65   3.65  3.65  3.63 3.61  3.58
 49  4.01  4.01 3.99  3.95 3.90  3.85          49 3.70   3.70  3.69  3.68 3.66  3.62
---------------------------------------       --------------------------------------
 50  4.08  4.07 4.05  4.01 3.95  3.90          50 3.76   3.75  3.75  3.73 3.70  3.67
 51  4.15  4.14 4.11  4.07 4.00  3.96          51 3.81   3.81  3.80  3.78 3.75  3.72
 52  4.22  4.21 4.18  4.13 4.06  4.02          52 3.87   3.87  3.86  3.83 3.80  3.76
 53  4.30  4.29 4.26  4.20 4.12  4.08          53 3.93   3.93  3.91  3.89 3.85  3.82
 54  4.38  4.37 4.33  4.27 4.18  4.14          54 4.00   3.99  3.98  3.95 3.91  3.87
---------------------------------------       --------------------------------------
 55  4.47  4.45 4.41  4.34 4.24  4.21          55 4.06   4.06  4.04  4.01 3.96  3.93
 56  4.56  4.54 4.50  4.42 4.30  4.28          56 4.14   4.13  4.11  4.08 4.02  3.99
 57  4.65  4.64 4.59  4.50 4.36  4.35          57 4.21   4.21  4.19  4.14 4.08  4.05
 58  4.75  4.74 4.68  4.58 4.43  4.42          58 4.29   4.29  4.26  4.22 4.14  4.12
 59  4.86  4.84 4.78  4.66 4.49  3.40          59 4.38   4.37  4.34  4.29 4.21  4.18
---------------------------------------       --------------------------------------
 60  4.98  4.96 4.88  4.75 4.56  4.59          60 4.47   4.46  4.43  4.37 4.28  4.26
 61  5.10  5.08 4.99  4.84 4.62  4.67          61 4.57   4.56  4.52  4.45 4.34  4.33
 62  5.23  5.20 5.11  4.93 4.69  4.77          62 4.67   4.66  4.62  4.54 4.41  4.41
 63  5.38  5.34 5.23  5.03 4.76  4.86          63 4.78   4.77  4.72  4.63 4.48  4.50
 64  5.53  5.49 5.35  5.13 4.82  4.96          64 4.90   4.88  4.82  4.72 4.55  4.58
---------------------------------------       --------------------------------------
 65  5.69  5.64 5.49  5.23 4.88  5.07          65 5.02   5.00  4.94  4.82 4.63  4.68
 66  5.86  5.80 5.63  5.33 4.95  5.18          66 5.16   5.13  5.06  4.92 4.70  4.78
 67  6.04  5.98 5.77  5.43 5.01  5.29          67 5.30   5.27  5.18  5.02 4.77  4.88
 68  6.24  6.16 5.92  5.53 5.06  5.41          68 5.45   5.42  5.32  5.13 4.85  4.99
 69  6.45  6.36 6.07  5.64 5.12  5.54          69 5.61   5.58  5.46  5.23 4.92  5.10
---------------------------------------       --------------------------------------
 70  6.67  6.56 6.23  5.74 5.17  5.67          70 5.79   5.75  5.60  5.35 4.98  5.22
 71  6.91  6.78 6.40  5.84 5.21  5.81          71 5.98   5.93  5.76  5.46 5.05  5.35
 72  7.16  7.01 6.57  5.93 5.26  5.96          72 6.19   6.13  5.92  5.57 5.11  5.49
 73  7.43  7.25 6.74  6.03 5.30  6.11          73 6.41   6.34  6.10  5.69 5.17  5.63
 74  7.72  7.51 6.91  6.12 5.33  6.27          74 6.66   6.56  6.27  5.80 5.22  5.78
---------------------------------------       --------------------------------------
 75  8.03  7.77 7.09  6.20 5.36  6.44          75 6.92   6.81  6.46  5.91 5.27  5.94
 76  8.36  8.06 7.26  6.28 5.39  6.62          76 7.20   7.06  6.65  6.02 5.31  6.11
 77  8.71  8.35 7.44  6.36 5.42  6.81          77 7.50   7.34  6.85  6.12 5.35  6.29
 78  9.09  8.67 7.62  6.43 5.44  7.00          78 7.83   7.63  7.04  6.22 5.38  6.48
 79  9.50  8.99 7.79  6.50 5.45  7.21          79 8.18   7.94  7.25  6.31 5.41  6.67
---------------------------------------       --------------------------------------
 80  9.93  9.33 7.96  6.56 5.47  7.43          80 8.56   8.27  7.45  6.39 5.43  6.88
 81 10.40  9.68 8.12  6.61 5.48  7.65          81 8.98   8.62  7.65  6.47 5.45  7.11
 82 10.89 10.05 8.28  6.66 5.49  7.89          82 9.43   8.99  7.85  6.54 5.47  7.34
 83 11.42 10.42 8.43  6.70 5.50  8.15          83 9.92   9.37  8.04  6.60 5.48  7.58
 84 11.98 10.80 8.58  6.74 5.50  8.41          8410.45   9.78  8.22  6.65 5.49  7.84
 85 12.58 11.19 8.71  6.77 5.51  8.69          8511.02  10.20  8.39  8.70 5.50  8.12
---------------------------------------       --------------------------------------


    INCOME FOR PAYMENTS OTHER THAN MONTHLY WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

    TABLE C VALUES FOR AGES BELOW 40 AND ABOVE 85, AND VALUES FOR 300 AND 360 MONTHS CERTAIN WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

5180
                                       18

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO

                               UNISEX ENDORSEMENT


The Policy to which this endorsement is attached is amended to a sex-neutral basis as follows:

    The  subsection  "Misstatement  of Age or  Sex"  in the  General  Provisions
    section is amended by adding the following sentence:

          "No adjustment for misstatement of sex will be made if this policy was issued on a sex-neutral basis".

    The subsection "Basis of Payments" in the Annuity Income Options section is amended to reflect that the 1983 Table "a-G" Individual Annuity Table, projected 17 years will be used in calculation of payments under annuity income options c and d.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK



/s/ Donald R. Stading                             /s/  Mitchell F. Politzer
---------------------------                        ----------------------
        Secretary                                      President



UNI 5180

                    TABLES OF SETTLEMENT OPTIONS


     TABLE D (OPTION D) MONTHLY INSTALLMENTS FOR EACH $1,000 OF NET PROCEEDS

                   TWO         TWO         TWO         TWO         TWO
              AGE  LIVES  AGE  LIVES  AGE  LIVES  AGE  LIVES  AGE  LIVES
             -----------------------------------------------------------
              40   3.17   50   3.50   60   4.06   70   5.08   80   7.10
              41   3.19   51   3.55   61   4.14   71   5.23   81   7.39
              42   3.22   52   3.59   62   4.22   72   5.38   82   7.71
              43   3.25   53   3.64   63   4.31   73   5.55   83   8.05
              44   3.28   54   3.69   64   4.40   74   5.72   84   8.42
              ---------------------------------------------------------
              45   3.32   55   3.75   65   4.49   75   5.91   85   8.81
              46   3.35   56   3.80   66   4.60   76   6.12
              47   3.39   57   3.86   67   4.71   77   6.34
              48   3.42   58   3.93   68   4.82   78   6.57
              49   3.46   59   3.99   69   4.95   79   6.83

   INCOME FOR PAYMENTS OTHER THAN MONTHLY WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

                TABLE D VALUES FOR COMBINATIONS OF AGES NOT SHOWN WILL BE
               FURNISHED BY THE HOME OFFICE UPON REQUEST.




     TABLE C (OPTION C)  MONTHLY INSTALLMENTS FOR EACH $1,000 OF NET PROCEEDS

                             LIFE       MONTHS CERTAIN      INST
                       AGE   ONLY   60   120    180    240  REF.
                      ------------------------------------------
                        40    3.43 3.43   3.43  3.42   3.40 3.38
                        41    3.47 3.47   3.46  3.45   3.44 3.41
                        42    3.51 3.51   3.50  3.49   3.47 3.44
                        43    3.55 3.55   3.54  3.53   3.51 3.48
                        44    3.60 3.59   3.59  3.57   3.55 3.52
                      ------------------------------------------
                        45    3.64 3.64   3.63  3.62   3.59 3.56
                        46    3.69 3.69   3.68  3.66   3.63 3.60
                        47    3.74 3.74   3.73  3.71   3.68 3.64
                        48    3.80 3.79   3.78  3.76   3.72 3.69
                        49    3.85 3.85   3.83  3.81   3.77 3.73
                      ------------------------------------------
                        50    3.91 3.91   3.89  3.86   3.82 3.78
                        51    3.97 3.97   3.95  3.92   3.87 3.83
                        52    4.04 4.03   4.01  3.98   3.93 3.89
                        53    4.11 4.10   4.08  4.04   3.98 3.94
                        54    4.18 4.17   4.15  4.10   4.04 4.00
                      ------------------------------------------
                        55    4.26 4.25   4.22  4.17   4.10 4.06
                        56    4.34 4.33   4.30  4.24   4.16 4.13
                        57    4.42 4.41   4.38  4.31   4.22 4.19
                        58    4.51 4.50   4.46  4.39   4.28 4.26
                        59    4.61 4.59   4.55  4.47   4.35 4.34
                      ------------------------------------------
                        60    4.71 4.70   4.64  4.55   4.41 4.42
                        61    4.82 4.80   4.74  4.64   4.48 4.50
                        62    4.94 4.92   4.85  4.73   4.55 4.58
                        63    5.06 5.04   4.96  4.82   4.62 4.67
                        64    5.19 5.17   5.08  4.91   4.69 4.77
                      ------------------------------------------
                        65    5.33 5.30   5.20  5.01   4.75 4.86
                        66    5.49 5.45   5.33  5.11   4.82 4.97
                        67    5.65 5.60   5.46  5.22   4.89 5.08
                        68    5.82 5.77   5.60  5.32   4.95 5.19
                        69    6.00 5.94   5.75  5.43   5.01 5.31
                      ------------------------------------------
                        70    6.20 6.13   5.90  5.53   5.07 5.44
                        71    6.41 6.33   6.06  5.64   5.13 5.57
                        72    6.64 6.54   6.23  5.75   5.18 5.71
                        73    6.89 6.76   6.40  5.85   5.23 5.86
                        74    7.15 7.00   6.58  5.95   5.27 6.02
                      ------------------------------------------
                        75    7.43 7.26   6.76  6.05   5.31 6.18
                        76    7.73 7.53   6.94  6.15   5.35 6.36
                        77    8.06 7.81   7.13  6.24   5.38 6.54
                        78    8.41 8.11   7.32  6.32   5.41 6.73
                        79    8.79 8.43   7.51  6.40   5.43 6.93
                      ------------------------------------------
                        80    9.20 8.77   7.69  6.47   5.45 7.15
                        81    9.64 9.12   7.88  6.54   5.47 7.37
                        82   10.11 9.49   8.06  6.60   5.48 7.61
                        83   10.62 9.87   8.23  6.65   5.49 7.86
                        84   11.1610.27   8.39  6.70   5.50 8.12
                        85   11.7510.68   8.55  6.73   5.50 8.40
                      ------------------------------------------
UNI 5180

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                        TAX SHELTERED ANNUITY ENDORSEMENT

This Endorsement forms a part of the policy to which it is attached and is effective on the policy date as shown in the policy schedule. This policy has been purchased as a tax sheltered annuity as described in Section 403(b) of the Internal Revenue Code ("Code"), by an employer qualified under that section on behalf of the Owner-Annuitant. The following limitations shall apply:

1. Premiums or contributions made under the policy must be paid by an employer as described in Section 403(b) of the Code, as amended, including:

      a. a non-profit organization described in Code Section 501(c)(3) which is exempt from income tax under Code Section 501(a); or

      b. a state, political subdivision of a state, or an agency or instrumentality of any of these with respect to employees who perform services for a public education organization described in Code Section 170(b)(1)(A)(ii).

      c. such other persons or employers as permitted by applicable laws or regulations, as amended from time to time.

      However, premiums may also be paid on behalf of the Owner-Annuitant in a rollover or direct rollover as permitted by Code Sections 403(b)(8), 403(b)(10), 408(d)(3) or other applicable law or regulation, or in a transfer as permitted by applicable law or regulation. All premiums must be in cash.

2. This contract and the benefits under it may not be sold, assigned, discounted or pledged as collateral for a loan or security for the performance of an obligation or for any other purpose, to any person other than this Company.

3.    The   interest   of  the   Owner-Annuitant   in  his  or  her  annuity  is
      non-forfeitable.

4. Except in the case of a rollover or transfer as provided above, total premium payments in a taxable year may not exceed the lesser of the following limits, as applicable to the Owner- Annuitant:

      a. the $9500 dollar limit (subject to cost of living adjustments) under Code Sections 401(a)(30) and 402(g)(4), both as amended, with respect to salary reduction contributions;

      b. the exclusion allowance described in Code Section 403(b)(2), as amended, determined with respect to includible compensation as defined in Code Section 403(b)(3), as amended, for any taxable year;

      c. the limits on contributions under Code Section 415 (subject to cost of living adjustments), as amended.

      Certain Owner-Annuitants may be eligible under Code Section 402(g)(8) to elect premium payments in excess of the annual limitation on salary reduction amounts set forth in 4a. above. If an eligible Owner-Annuitant so elects, annual premium payments made under a salary reduction agreement may not be made in excess of the limits specified in Code Section 402(g)(8). Premiums may be refunded when necessary to comply with Code
      Section 403(b).

      Notwithstanding any provision of this policy to the contrary, premium payments will be permitted with respect to qualified military service in accordance with the requirements of Section 414(u) of the Code, if applicable.


Form 1653 Ed. 1-00 NY                   1

5. Distributions attributable to contributions made after December 31, 1988, pursuant to a salary reduction agreement within the meaning of Section 402(g)(3)(c) of the Internal Revenue Code, may be paid only:

      a. when the employee attains age 59 1/2, separates from service, dies or becomes disabled (within the meaning of Code Section 72(m)(7), as amended), or

      b. in the case of hardship. (Hardship distributions may not be made from income attributable to salary reduction contributions.)

      Distributions may be further restricted if First Ameritas Life Insurance Corp. of New York is notified by the employer that its plan places additional limits on distributions.

      Despite the distribution limits described above, distributions of salary deferrals in excess of the Code Section 402(g) annual limits, and any allocable gain or loss, including that for the "gap period" between the end of the taxable year and distribution date, will be permitted, provided the Owner-Annuitant notifies First Ameritas Life Insurance Corp. of New York in writing by the March 1 first following the taxable year of the excess deferral and certifies the amount of the excess deferral contributed to the policy. Subject to the above requirements, the excess deferrals and any allocable gain or loss, including that for the gap period, will be distributed to the Owner-Annuitant by the April 15 first following the end of the taxable year of the excess deferral.

6. Compensation for purposes of determining contributions under a plan described in Code Section 403(b)(12)(A)(i), is limited to the amount specified by Code Section 401(a)(17) (as amended and as adjusted for cost of living), except as may otherwise be permitted by the plan, the Code, and/or Internal Revenue Service regulations or rulings.

Distributions attributable to contributions transferred from a custodial account which qualified under Section 403(b)(7) of the Code or from an annuity under
Section 403(b)(1) under the Code, shall be subject to the same or, in the event of more than one transfer, more stringent distribution requirements as those applicable to them before the transfer, irrespective of any language above unless otherwise permitted by law or regulation.

If the Owner-Annuitant's employer has established an ERISA plan under Section 403(b) of the Code, any distributions under this policy will be restricted, as provided in Sections 401(a)(11) and 417 of the Code.

Trustee-to-trustee transfers to another 403(b) qualified plan are not considered a distribution and, therefore, not restricted by this endorsement.

OTHER BORROWING RULES

RIGHT TO MAKE LOANS: With this endorsement, this policy has the loan benefits that are described herein. The amount of outstanding loans plus accrued interest is called outstanding policy debt. Any outstanding policy debt will be deducted from proceeds payable at the Annuitant's death, upon annuitization, on maturity, or on full withdrawal.

MAKING A POLICY LOAN: After the first policy anniversary, the owner may request a policy loan in writing. The owner shall be required to complete an application and execute a promissory note in favor of First Ameritas Life Insurance Corp. of New York. This policy is the only security required. First Ameritas Life
Insurance Corp. of New York has a prior lien against the policy for any money owed First Ameritas Life Insurance Corp. of New York under it. First Ameritas Life Insurance Corp. of New York's lien is superior to the claim of any assignee or other person. One loan may be taken each year. The minimum initial loan amount is $1,000.

The maximum loan amount will be the lesser of:

1.    $50,000, (including all loans outstanding during the preceding year).

2.    50% of the cash surrender value of the policy.

3. 50% of the present value of the non-forfeitable accrued benefits of the owner under the policy.



Form 1653 Ed. 1-00 NY                  2

Loans made from policies purchased in ERISA (Employee Retirement Income Security Act of 1974 as amended) plans may require spousal consent.

When a loan is made, accumulation values equal to the amount of the loan will be transferred from the Separate Account and/or Fixed Account to the general account assets of First Ameritas Life Insurance Corp. of New York as security for the indebtedness. The interest credited on the borrowed portion of the accumulation value will be at the same rate guaranteed for the Fixed Account as defined in the policy to which the endorsement is attached.

LOAN REPAYMENT: All loans must be repaid within five years with substantially level amortized payments made at least quarterly. Payments must be remitted to First Ameritas Life Insurance Corp. of New York at 400 Rella Boulevard, Suite 304, Suffern, NY 10901-4253. Repayment for loans to purchase a dwelling to be used, within a reasonable time, as a principal residence may be made over a longer period. If any repayment due under the loan is unpaid for ninety (90) days, the balance will become due without notice. The loan will be repaid by deducting the balance and any applicable charges and taxes from the accumulation value.

You may repay a loan in a lump sum only with First Ameritas Life Insurance Corp of New York's prior approval.

LOAN INTEREST: First Ameritas Life Insurance Corp. of New York may charge up to eight percent (8%) interest in arrears on loans per year. We have the option of charging less. Interest accrues daily and becomes a part of the policy debt. Interest on the loan will be a part of each periodic repayment.

At the beginning of each calendar month, First Ameritas Life Insurance Corp. of New York will determine the current effective interest rate for new and outstanding loans.

IRS AND ERISA LIMITATIONS: The above terms and limitations are established by First Ameritas Life Insurance Corp. of New York. The policyowner may be subject to income and/or penalty taxes if the amount or duration of the loan violates applicable IRS limits or if it violates ERISA requirements. We may be required to report a loan as income to the Owner if it violates those limits or requirements or if it is not repaid according to its terms. We may refuse to make a loan which violates IRS limits, which does not meet ERISA requirements, when a distribution is not allowed, or if First Ameritas Life Insurance Corp. of New York has been notified by the employer that the employer's plan does not permit loans.

MINIMUM DISTRIBUTION REQUIREMENTS

1. The Annuitant's entire interest in this policy must be, or begin to be, distributed by the Annuitant's required beginning date, which is the April 1 next following the end of the calendar year in which the Annuitant reaches age 70 1/2or such later date as permitted by law or regulation. If an Annuitant's employer with respect to this policy is a church or government, the required beginning date is the later of this date, or April 1 of the calendar year following the calendar year in which the Annuitant retires. (For an Annuitant who attained age 70 1/2prior to January 1, 1988, the required beginning date is April 1 of the calendar year following the later of: (1) the calendar year in which the Annuitant attained age 70 1/2or (2) the calendar yeaR in which the Annuitant retires; but in no event sooner than December 31, 1988.) The Annuitant may satisfy this distribution requirement by taking a full withdrawal or partial withdrawals from the policy. If the Annuitant elects a full withdrawal, any of the following distribution options may be selected:

      a.    A lump sum payment to the Annuitant.

      b. A life annuity to the Annuitant for his/her lifetime. Such annuity payments may be made with no period certain or with a period certain not extending beyond the life expectancy of the Annuitant.

      c. A joint and survivor annuity to the Annuitant and the Designated Beneficiary for their joint and last survivor life expectancy.




Form 1653 Ed. 1-00 NY                       3

      d. A designated amount or designated period annuity in equal monthly payments to the Annuitant for a period not extending beyond the Annuitant's life expectancy.

      Any payments made under (b), (c) or (d) above will be in equal or substantially equal amounts of principal and interest, except for joint and survivor annuities which provide for reduced payments to a survivor. In addition, payments must be either non-increasing or they may only increase as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or as otherwise permitted by law or regulation.

      If the Annuitant's interest is to be distributed in other than a full withdrawal, the annual payments will not, unless otherwise permitted by law or regulation, be less than the lesser of:

      a.    the balance of the Annuitant's interest in the policy, or

      b. an amount determined by dividing the Annuitant's entire interest in the policy by the life expectancy of the Annuitant or joint and last survivor life expectancy of the Annuitant and Designated Beneficiary.

      Life expectancy and joint and last survivor life expectancy are computed using the expected return multiples in Tables V and VI in Section 1.72-9 of the income tax regulations, or by using such other tables or methods as permitted by law or regulation. Life expectancies will be calculated using attained ages as of the Annuitant's and Designated Beneficiary's (where applicable) birthdays in the year the Annuitant reaches age 70 1/2 or in such later year as permitted by law or regulation. If a non-spouse Beneficiary is more than ten years younger than the Annuitant, a special life expectancy table may apply.

      Unless otherwise irrevocably elected prior to the required beginning date, the life expectancy or joint and last survivor life expectancy for the Annuitant and Designated Beneficiary (if the Annuitant's spouse) will be recalculated annually. In the case of a non-spouse Beneficiary, life expectancy will be calculated at the time payment first commences and will be reduced by one year annually for each calendar year passed since the distribution first commenced.

      Notwithstanding the above, if the Annuitant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that benefits payable to the Designated Beneficiary, are merely incidental to the primary purpose of the policy, which is to provide retirement benefits to the Annuitant. Accordingly, the method and amounts payable to a Designated Beneficiary under the selected method of distribution, shall satisfy the minimum distribution incidental benefit requirements as set forth in the Internal Revenue Code, as amended, and regulations issued thereunder.

2. Any amount which becomes payable under this policy because of the Annuitant's death or the Designated Beneficiary's death will be applied as set forth below:

      a. Should an Annuitant die after the required beginning date, the remaining portion of the Annuitant's interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to death.

      b. Should an Annuitant die before distribution begins, the entire interest will be distributed under one of the following provisions:

            i. If no Beneficiary has been named, the entire interest will be paid within five (5) years after the date of the Annuitant's death.

            ii. If any portion of the Annuitant's interest is payable to a Designated Beneficiary and the option of paying the entire interest within five (5) years has not been elected, then the entire interest


Form 1653 Ed. 1-00 NY                        4
                will be distributed in substantially equal installments over the life or life expectancy of such Beneficiary beginning no later than December 31 of the year following the year of the Annuitant's death.

           iii. If the Designated Beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to have such annuity distributed immediately. The date distributions are required to begin in accordance with (ii) above shall not be earlier than December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. If the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Annuitant.

For purposes of this section, payments will be calculated using the return multiple specified in Tables V and VI in Section 1.72-9 of the regulations or by using such other tables or methods as permitted by law or regulation. Life expectancy of the surviving spouse will be recalculated annually, unless otherwise irrevocably elected by the spouse prior to the date of the first required distribution. In the case of a non-spouse Beneficiary, life expectancy will be calculated at the time payment first commences and will be reduced by one year annually for each calendar year passed since the distribution first commenced.

Distributions under this part are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or, if prior to the required beginning date, distributions irrevocably commence to the individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the proposed income tax regulations or successor regulations thereto.

Also, for purposes of this section, any amount paid to a child of the Annuitant will be treated as if it had been paid to the surviving spouse, if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

3. Distributions under the policy will be made in compliance with the requirements of Code Sections 401(a)(9), 403(b)(10) or other applicable Code provisions and regulations, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and regulations issued thereunder, including Section 1.401(a)(9)-2 of the proposed income tax regulations; all as they may be amended. Provisions of this Endorsement reflecting Code Sections 401(a)(9) and 403(b)(10) shall override any distribution options in the policy inconsistent with those sections.

DIRECT ROLLOVER OPTION

For distributions made on or after January 1, 1993, a distributee under the policy may elect, at the time and in the manner prescribed by us, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Notwithstanding the above, if this is a government Section 403(b) and state law as of July 1, 1992 prohibits a direct rollover from a 403(b) annuity purchased for an employee of the state or political subdivision thereof, this provision will not apply to distributions made before the earlier of: (1) 90 days after the first day after July 1, 1992 on which a direct rollover is allowed under state law or (2) January 1, 1994.

DEFINITIONS

1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any part of the balance to the credit of the distributee EXCEPT: any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution not includable in gross income.



Form 1653 Ed. 1-00 NY                    5

2. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or another annuity plan under Section 403(b). However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

3. Distributee: A distributee includes the Owner-Annuitant. In addition, the Owner-Annuitant's surviving spouse, or the Owner-Annuitant's spouse or surviving spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

4. Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

POLICY AMENDMENTS AND LIABILITY LIMITS

1. This policy is issued on a sex-neutral basis and the following policy provisions are amended as follows:

           "Misstatement of Age or Sex" in the General Provisions section is amended by adding the following sentence:

                "No adjustment for misstatement of sex will be made if this policy was issued on a sex-neutral basis".

           The  subsection  "Basis of  Payments" in the Annuity  Income  Options
           section is amended to reflect that the 1983 Table "a-G" Individual Annuity Table, projected 17 years will be used in calculation of payments under annuity income options c and d.

2. The policy may be amended from time to time if required to reflect any change in the Internal Revenue Code, Internal Revenue Service regulations, published revenue rulings or other IRS requirements. Any amendment will have received approval from the Insurance Department of the state where the amendment is attached.

3. First Ameritas Life Insurance Corp. of New York will not incur any liability or be responsible for:

      a.    the timing, purpose or propriety of any contribution;

      b. any tax or penalty imposed on account of any such contribution or distribution; or

      c. any other failure, in whole or in part, by the Owner-Annuitant or employer to comply with the applicable provisions set forth in the Code or any other law.



                   FIRST AMERITAS LIFE INSURANCE COMPANY OF NEW YORK


/s/ Donald R. Stading                             /s/  Mitchell F. Politzer
---------------------------                        ----------------------
        Secretary                                        President





Form 1653 Ed. 1-00 NY                      6

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO


                          INDIVIDUAL RETIREMENT ANNUITY
                                   ENDORSEMENT

This Endorsement forms a part of the policy to which it is attached and is effective on the policy date as shown in the policy schedule.

This policy has been purchased as an Individual Retirement Annuity ("IRA") as described in Section 408(b) of the Internal Revenue Code ("Code"). The following provisions will apply to this policy in lieu of any provisions in the policy to the contrary.

1. This Individual Retirement Annuity has been created for the exclusive benefit of the Owner-Annuitant or Beneficiary. The Owner and Annuitant must be one and the same person. The policy may not be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of an obligation, or used for any other purpose. The policy may not be transferred by the Owner, except to a former spouse of the Owner incident to divorce, as described in Section 408(d)(6) of the Code.

2.    The interest of the Owner in his or her annuity is nonforfeitable.

3. The annuity date (maturity date) of the policy will not be later than April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

4. Premiums will not be accepted unless they are in cash. No premium will be accepted under a SIMPLE Plan established by any employer pursuant to Code
      Section 408(p). Except as otherwise provided below, the total annual premium under this policy during any taxable year may not exceed the lesser of 100% of the Annuitant's compensation or $2,000.00. (If this is a "spousal" IRA contract as described in Internal Revenue Code Section 219(c), then compensation shall mean the combined compensation of both spouses which is includable in gross income, reduced by the amount of any Roth IRA contribution or deductible contribution made to the working spouse's own regular IRA for the tax year). Premiums in excess of, or in addition to the above amounts will be permitted only:

      a. As an IRA transfer or as a "rollover contribution" as described in Internal Revenue Code Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3); provided however, that no rollovers or transfers from a SIMPLE IRA of the Annuitant shall be permitted prior to the expiration of the 2-year period beginning on the date the Annuitant first participated in any SIMPLE IRA Plan maintained by the Annuitant's employer; or

      b. As a contribution to a Simplified Employee Pension plan (SEP) under Code Section 408(k) in which case the annual premium may not exceed the lesser of $30,000.00 (as adjusted for cost of living increases) or 15% of the Annuitant's compensation (as defined in Code Section 401(a)(17) and subject to cost of living increases). If the policy is issued in conjunction with a salary reduction SEP (SAR-SEP), the annual premium may not exceed the lesser of: (1) the dollar limit under Code Section 402(g) (as adjusted for cost of living), or (2) the lesser of the limits described in the preceding sentence.

Form 1806 Ed. 1-00 NY

5. Any refund of premiums, excepting those attributable to an excess contribution, will be applied before the close of the calendar year following the year of the refund to increase the accumulation value or increase payments (after annuity date) as applicable.

6.    Loans will not be allowed on this policy.

7. The entire interest of the Annuitant for whose benefit the contract is maintained will be distributed, or commence to be distributed, no later than the first day of April following the calendar year in which such Annuitant attains age 70 1/2(required beginning date), over (a) the life of such Annuitant, or the lives of such Annuitant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of such Annuitant, or the joint and last survivor expectancy of such Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

      All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit (MDIB) requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. In accordance with the Proposed Regulations, the MDIB rules will only apply while the Annuitant is living. Following the Annuitant's death, life expectancies of any designated beneficiaries may be calculated without regard to the MDIB rules.

      Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Annuitant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the Annuitant and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

      The Annuitant may satisfy the distribution requirements of Sections 408(b)(3) and 401(a)(9) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirement for two or more IRAs. For this purpose, if the Annuitant owns two or more IRAs, he or she may use any alternative methods approved by the I.R.S. to satisfy the minimum distribution requirements described in this paragraph 7 and in paragraph 8. This provision shall not affect any option elected during the lifetime of the Annuitant under which payments have commenced during the Annuitant's lifetime to continue for a period not extending beyond the life expectancy of the Annuitant or the Annuitant and his or her designated beneficiary.

Form 1806 Ed. 1-00 NY

8.    a.   DISTRIBUTIONS  BEGINNING BEFORE DEATH.    If the Annuitant dies after
           distribution of his or her interest has begun under the required distribution provisions in paragraph 7, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death. If partial withdrawals were being utilized by the Annuitant as the method of distribution at the time of death, the beneficiary may, if the Company consents, elect to continue that method to satisfy this requirement.

      b. DISTRIBUTIONS BEGINNING AFTER DEATH. If the Annuitant dies before distribution of his or her interest begins, distribution of the Annuitant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with (1), (2) or (3) below:

                (1) If the Annuitant's interest is payable to a designated beneficiary, then the entire interest of the Annuitant may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died. A designated beneficiary may elect partial withdrawals under the policy to satisfy these requirements, subject to the Company's consent.

                (2) If the designated beneficiary is the Annuitant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or
                     (B) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.

                (3) If the designated beneficiary is the Annuitant's surviving spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.

      c. Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Annuitant's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Form 1806 Ed. 1-00 NY

      d. Distributions under this section are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an Annuitant over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Regulations. In the former case, the annuity date will be the required beginning date and in the latter, the first day of the first period for which an annuity benefit is paid.

           Also, for purposes of this section, any amount paid to a child of the Annuitant will be treated as if it had been paid to the surviving spouse, if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

9. The Company as issuer of an individual retirement annuity shall furnish annual calendar year reports concerning the status of the annuity.

10. If the policy and/or endorsement are amended to comply with provisions of the Internal Revenue Code, Internal Revenue Service Regulations or other published guidance, you will be deemed to have consented to such amendments unless your express consent is required under applicable state law (Pennsylvania and Washington only). A copy of the amendments will be provided to you. Any amendment will have received approval (if required) from the Insurance Department of the State where the amendment is attached.


                   FIRST AMERITAS LIFE INSURANCE COMPANY OF NEW YORK


/s/ Donald R. Stading                             /s/  Mitchell F. Politzer
---------------------------                        ----------------------
        Secretary                                        President


Form 1806 Ed. 1-00 NY

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO


                                      SIMPLE IRA
                   ESTABLISHED UNDER A SAVINGS INCENTIVE MATCH PLAN
                        FOR EMPLOYEES OF SMALL EMPLOYERS
                    INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the policy to which it is attached and is effective on the policy date as shown in the policy schedule.

This policy has been purchased as A SIMPLE IRA as described in Sections 408(b) and 408(p) of the Internal Revenue Code ("Code"). The following provisions will apply to this policy in lieu of any provisions in the policy to the contrary.

1. This Individual Retirement Annuity has been created for the exclusive benefit of the Owner-Annuitant or Beneficiary. The Owner and Annuitant must be one and the same person. The policy may not be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of an obligation, or used for any other purpose. The policy may not be transferred by the Owner, except to a former spouse of the Owner incident to divorce, as described in Section 408(d)(6) of the Code.

2.    The interest of the Owner in his or her annuity is nonforfeitable.

3. The annuity date (maturity date) of the policy will not be later than April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

4. This SIMPLE IRA will accept only cash premiums made on behalf of the Annuitant pursuant to the terms of a SIMPLE IRA Plan described in Section 408(p) of the Internal Revenue Code. A rollover contribution or a transfer of assets from another SIMPLE IRA of the Annuitant will also be accepted. No other premiums will be accepted.

5. Any refund of premiums, excepting those attributable to an excess contribution will be applied before the close of the calendar year following the year of the refund to increase the accumulation value or increase payments (after annuity date) as applicable.

6.    Loans will not be allowed on this policy.

7. Prior to the expiration of the 2-year period beginning on the date the Annuitant first participated in any SIMPLE IRA Plan maintained by the Annuitant's employer, any rollover or transfer by the Annuitant of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the Annuitant. Any distribution of funds to the Annuitant during this 2-year period may be subject to a 25-percent additional tax if the Annuitant does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the Annuitant may rollover or transfer funds to any IRA of the Annuitant which is qualified under Section 408(a) or (b) of the Internal Revenue Code.

8. The entire interest of the Annuitant for whose benefit the contract is maintained will be distributed, or commence to be distributed, no later than the first day of April following the calendar year in which such Annuitant attains age 70 1/2 (required beginning date), over (a) the life of such Annuitant, or the lives of such Annuitant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of such Annuitant, or the joint and last survivor expectancy of such Annuitant and his


Form 1806-S Ed. 1-00 NY
or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

      All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

      Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Annuitant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the Annuitant and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

9. a. DISTRIBUTIONS BEGINNING BEFORE DEATH. If the Annuitant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

      b. DISTRIBUTIONS BEGINNING AFTER DEATH. If the Annuitant dies before distribution of his or her interest begins, distribution of the Annuitant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with (1), (2) or (3) below:

                (1) If the Annuitant's interest is payable to a designated beneficiary, then the entire interest of the Annuitant may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died.

                (2) If the designated beneficiary is the Annuitant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or
                     (B) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.

                (3) If the designated beneficiary is the Annuitant's surviving spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.

      c. Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Annuitant's death, unless otherwise elected by the surviving spouse by the time

Form 1806-S Ed. 1-00 NY
distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

      d. Distributions under this section are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an Annuitant over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Regulations.

           Also, for purposes of this section, any amount paid to a child of the Annuitant will be treated as if it had been paid to the surviving spouse, if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

10. The Company as issuer of an individual retirement annuity shall furnish annual calendar year reports concerning the status of the annuity. If premiums made on behalf of the Annuitant pursuant to a SIMPLE IRA Plan maintained by the Annuitant's employer are received directly by the company from the employer, the employer will provide the employee with the summary description required by Section 408(1)(2) of the Internal Revenue Code.

11. For flexible premium policies, the Company may, at its option, either accept additional future payments or terminate the policy by payment in cash of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20.00 per month.

12. The policy may be amended from time to time if required to reflect any change in the Internal Revenue Code, Internal Revenue Service regulations, or published revenue rulings. Any amendment will have received approval from the Insurance Department of the state where the amendment is attached.

13. The Policy to which this endorsement is attached is amended to a sex-neutral basis as follows:

    The  subsection  "Misstatement  of Age or  Sex"  in the  General  Provisions
    section is amended by adding the following sentence:

          "No adjustment for misstatement of sex will be made if this policy was issued on a sex-neutral basis".

    The subsection "Basis of Payments" in the Annuity Income Options section is amended to reflect that the 1983 Table "a-G" Individual Annuity Table, projected 17 years will be used in calculation of payments under annuity income options c and d.


                    FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                             /s/  Mitchell F. Politzer
---------------------------                        ----------------------
      Secretary                                       President



Form 1806-S Ed. 1-00 NY

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO

                                   SIMPLE IRA
                     ESTABLISHED UNDER A SAVINGS INCENTIVE MATCH PLAN
                        FOR EMPLOYEES OF SMALL EMPLOYERS
                    INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Endorsement forms a part of the policy to which it is attached and is effective on the policy date as shown in the policy schedule.

This policy has been purchased as A SIMPLE IRA as described in Sections 408(b) and 408(p) of the Internal Revenue Code ("Code"). The following provisions will apply to this policy in lieu of any provisions in the policy to the contrary.

1. This Individual Retirement Annuity has been created for the exclusive benefit of the Owner-Annuitant or Beneficiary. The Owner and Annuitant must be one and the same person. The policy may not be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of an obligation, or used for any other purpose. The policy may not be transferred by the Owner, except to a former spouse of the Owner incident to divorce, as described in Section 408(d)(6) of the Code.

2.    The interest of the Owner in his or her annuity is nonforfeitable.

3. The annuity date (maturity date) of the policy will not be later than April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2.

4. This SIMPLE IRA will accept only cash premiums made on behalf of the Annuitant pursuant to the terms of a SIMPLE IRA Plan described in Section 408(p) of the Internal Revenue Code. A rollover contribution or a transfer of assets from another SIMPLE IRA of the Annuitant will also be accepted. No other premiums will be accepted.

5. Any refund of premiums, excepting those attributable to an excess contribution will be applied before the close of the calendar year following the year of the refund to increase the accumulation value or increase payments (after annuity date) as applicable.

6.    Loans will not be allowed on this policy.

      If this SIMPLE IRA is maintained by a designated financial institution (within the meaning of Section 408(p)(7) of the Internal Revenue Code) under the terms of a SIMPLE IRA Plan of the annuitant's employer, the Annuitant must be permitted to transfer the Annuitant's balance without cost or penalty (within the meaning of Section 408(p)(7)) to another IRA.

7. Prior to the expiration of the 2-year period beginning on the date the Annuitant first participated in any SIMPLE IRA Plan maintained by the Annuitant's employer, any rollover or transfer by the Annuitant of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the Annuitant. Any distribution of funds to the Annuitant during this 2-year period may be subject to a 25-percent additional tax if the Annuitant does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the Annuitant may rollover or transfer funds to any IRA of the Annuitant which is qualified under Section 408(a) or (b) of the Internal Revenue Code.

Form 1806-SDFI Ed. 1-00 NY

8. The entire interest of the Annuitant for whose benefit the contract is maintained will be distributed, or commence to be distributed, no later than the first day of April following the calendar year in which such Annuitant attains age 70 1/2(required beginning date), over (a) the life of such Annuitant, or the lives of such Annuitant and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of such Annuitant, or the joint and last survivor expectancy of such Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

      All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

      Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Annuitant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the Annuitant and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

9. a. DISTRIBUTIONS BEGINNING BEFORE DEATH. If the Annuitant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

      b. DISTRIBUTIONS BEGINNING AFTER DEATH. If the Annuitant dies before distribution of his or her interest begins, distribution of the Annuitant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death except to the extent that an election is made to receive distributions in accordance with (1), (2) or (3) below:

                (1) If the Annuitant's interest is payable to a designated beneficiary, then the entire interest of the Annuitant may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died.

                (2) If the designated beneficiary is the Annuitant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or
                     (B) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.

                (3) If the designated beneficiary is the Annuitant's surviving spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.

Form 1806-SDFI Ed. 1-00 NY

      c. Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Annuitant's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

      d. Distributions under this section are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an Annuitant over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Regulations.

            Also, for purposes of this section, any amount paid to a child of the Annuitant will be treated as if it had been paid to the surviving spouse, if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

10. The Company as issuer of an individual retirement annuity shall furnish annual calendar year reports concerning the status of the annuity. If premiums made on behalf of the Annuitant pursuant to a SIMPLE IRA Plan maintained by the Annuitant's employer are received directly by the company from the employer, the employer will provide the employee with the summary description required by Section 408(1)(2) of the Internal Revenue Code.

11. For flexible premium policies, the Company may, at its option, either accept additional future payments or terminate the policy by payment in cash of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20.00 per month.

12. The policy may be amended from time to time if required to reflect any change in the Internal Revenue Code, Internal Revenue Service regulations, or published revenue rulings. Any amendment will have received approval from the Insurance Department of the state where the amendment is attached.

13. The Policy to which this endorsement is attached is amended to a sex-neutral basis as follows:

      The  subsection  "Misstatement  of Age or Sex" in the  General  Provisions
      section is amended by adding the following sentence:

          "No adjustment for misstatement of sex will be made if this policy was issued on a sex-neutral basis".

    The subsection "Basis of Payments" in the Annuity Income Options section is amended to reflect that the 1983 Table "a-G" Individual Annuity Table, projected 17 years will be used in calculation of payments under annuity income options c and d.


                 FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                             /s/  Mitchell F. Politzer
---------------------------                        ----------------------
         Secretary                                       President



Form 1806-SDFI Ed. 1-00 NY

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO




                                    ROTH IRA
                 ROTH INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

                        (Under section 408A of the Internal Revenue Code)


Name of issuer:           Check if this endorsement supersedes a prior Roth IRA
                          endorsement:.......................................[ ]

First Ameritas Life Insurance Corp. of New Check if Roth Conversion IRA......[ ]


    This endorsement is made a part of the annuity contract to which it is attached, and the following provisions apply in lieu of any provisions in the contract to the contrary.
    The annuitant is  establishing a Roth  Individual  retirement  annuity (Roth
IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

                                    ARTICLE I

    1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the issuer will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the annuitant.
    2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                   ARTICLE II

    The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single annuitant, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married annuitant who files jointly, between $150,000 and $160,000; and for a married annuitant who files separately, between $0 and $10,000. In the case of a conversion, the issuer will not accept IRA Conversion Contributions in a tax year if the annuitant's AGI for that tax year exceeds $100,000 or if the annuitant is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                   ARTICLE III

The annuitant's interest in the contract is nonforfeitable and nontransferable.

                                   ARTICLE IV

    1.  The contract does not require fixed contributions.
    2. Any dividends (refund of contributions other than those attributable to excess contributions) arising under the contract will be applied before the close of the calendar year following the year of the dividend as contributions toward the contract.


Form 1806 ROTH Ed. 1-00 NY

                                    ARTICLE V

    1. If the annuitant dies before his or her entire interest in the contract is distributed to him or her and the annuitant's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the annuitant or, if the annuitant has not so elected, at the election of the beneficiary, either:
      (a) Be distributed by December 31 of the calendar year containing the fifth anniversary of the annuitant's death, or
      (b) Be distributed over the life, or a period not longer than the life expectancy, of the designated beneficiary starting no later than December 31 of the calendar year following the calendar year of the annuitant's death. Life expectancy is computed using the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.
      If distributions do not begin by the date described in (b), distribution method (a) will apply.
    2. If the annuitant's spouse is the sole beneficiary on the annuitant's date of death, such spouse will then be treated as the annuitant.

                                   ARTICLE VI

    1. The annuitant agrees to provide the issuer with information necessary for the issuer to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.
    2. The issuer agrees to submit reports to the Internal Revenue Service and the annuitant as prescribed by the Internal Revenue Service.

                                   ARTICLE VII

    Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                  ARTICLE VIII

    This endorsement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the contract.

                                   ARTICLE IX

    1. All references to "contract" in Articles I through VIII shall mean the annuitant's annuity policy to which this Endorsement is attached.

    2. The owner of this policy must be the annuitant or a trust or other qualified entity which owns the policy on behalf of the annuitant.

    3. All premiums made to the policy must be made in cash and no premiums will be accepted under a SIMPLE plan established by an employer under Code Section 408(e). If the policy to which this endorsement is attached is a single premium annuity, no premiums will be accepted after the first premium payment is made to the policy.

    4. This Roth IRA has been created for the exclusive benefit of the annuitant and his/her beneficiaries. The policy may not be sold, assigned, discounted, pledged as collateral for a loan or as security for the performance of an obligation, or used for any other purpose. This policy may not be transferred by the annuitant, except to a former spouse of the annuitant incident to divorce, as described in Section 408(d).

    5.  No dividends will be paid from non-participating policies.

Form 1806 ROTH Ed. 1-00 NY

    6. For purposes of Article II, the annuitant's modified AGI used to determine eligibility to make IRA Conversion Contributions, includes the annuitant's and the annuitant's spouse's combined modified AGI for the applicable tax year, unless they have lived apart at all times during that taxable year and file separate income tax returns or the Code or applicable regulations are amended to provide otherwise.

    7.  Loans will not be allowed on this policy.

    8. No amount is required to be distributed from the policy prior to the death of the annuitant.

    9. Qualified distributions may not be made before a 5-taxable year period beginning with the first year associated with the tax year of the first contribution (regular or conversion, if earlier) and must meet one of the conditions specified in Code Section 72(t). For example, the distribution must:
      A. Be made on or after the date on which the individual attains age 59 1/2; or
      B. Be made to a beneficiary (or estate) on or after the death of the individual; or
      C. Be made as a result of being disabled (as defined by IRC Section 72(m)(7); or
      D. Be made for a qualified special purpose distribution in accordance with IRC Section 72(t)(2)(F) (qualified first-time home buyer distributions).

        Non-qualified distributions paid before age 59 1/2 may be subject to a 10 percent penalty tax to the extent they are included in income. Certain exceptions to the penalty tax may apply under Code Section 72(t)(2). Conversion amounts distributed before the end of the 5-year period beginning with the calendar year of the conversion will also be subject to the 10% penalty tax but only on amounts distributed that were taxable because of the conversion.

    10. If the designated beneficiary is the surviving spouse of the annuitant:
        (a) Upon the death of the annuitant the surviving spouse may elect not to be treated as the annuitant provided in Article V.2, but instead may elect distribution of the annuitant's entire interest to be completed by December 31 of the calendar year containing the fifth anniversary of the annuitant's death.
        (b) In the alternative, the surviving spouse may elect that the annuitant's entire interest be distributed over the life or life expectancy of the surviving spouse, provided distributions shall not be required to commence earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the annuitant died or (B) December 31 of the calendar year in which the annuitant would have attained age 70 1/2.

        The surviving spouse will be deemed to have elected to be treated as the annuitant as provided in Article V.2., if such surviving spouse makes a regular contribution to the policy, makes a rollover to or from the policy, or fails to take distributions as provided above in this Article IX.10.

        Also, for purposes of this section, any amount paid to a child of the annuitant shall be treated as if it had been paid to the surviving spouse, if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

    11. If the designated beneficiary is an individual other than the surviving spouse:
        (a) Upon the death of the annuitant, distribution of the annuitant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the death except that:

             (i) if an annuitant's interest is payable to a designated beneficiary, then the beneficiary may elect to have the entire interest of the annuitant distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the annuitant died.

        (b) The amount required to be distributed each calendar year under 10(b) or 11(a)(i) above shall not be less than the quotient obtained by dividing the balance in the account as of the end of the preceding calendar year by the beneficiary's applicable life expectancy (as determined under (c) below).

Form 1806 ROTH Ed. 1-00 NY

        (c) Life expectancy is computed by use of the expected return multiples in Table V of ss. 1.72-9 of the Income Tax Regulations. If the designated beneficiary is the annuitant's surviving spouse, then, unless otherwise elected by the surviving spouse by the time distributions are required to begin, the surviving spouse's life expectancy shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to 10(b) or 11(a)(i) above, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

    12. For flexible premium policies, the Company may, at its option, either accept future additional payments or terminate the policy by payment in cash of the then present value of the paid up benefit if no premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20.00 per month.

    13. If the policy and/or endorsement are amended to comply with provisions of the Code, Regulations or other published guidance as provided in Article VII, you will be deemed to have consented to such amendments unless your express consent is required under applicable state law (Pennsylvania and Washington only). A copy of the amendments will be provided to you. Any amendment will have received approval (if required) from the Insurance Department of the State where the amendment is attached.

    14. Refunds of excess contributions must be requested by the policy owner.

    15. The Company listed as issuer of a Roth Individual Retirement Annuity shall furnish annual calendar year reports concerning the status of the annuity and such other information as is required under Section 408 A of the Code.

    16. If any provisions of this Endorsement conflict with provisions of the policy, the provisions of the Endorsement shall control.

    17. If this endorsement is being used to convert an existing IRA annuity to a Roth IRA, the effective date of the Endorsement shall be: NOT APPLICABLE.
                              -------------------


                 FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                             /s/  Mitchell F. Politzer
---------------------------                        ----------------------
      Secretary                                           President



Form 1806 ROTH Ed. 1-00 NY

Form 5180        FLEXIBLE PREMIUM DEFERRED FIXED AND VARIABLE ANNUITY POLICY